UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 29, 2014

BioCorRx Inc.
(Exact name of registrant as specified in its charter)

333-153381
(Commission File Number)

Nevada	26-0685980
(State or other jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

601 N. Parkcenter Drive, Suite 103
Santa Ana, California 92705
(Address of principal executive offices)
(714) 462-4880
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On July 31, 2013, BioCorRx Inc., formerly Fresh Start Private Management, Inc. (the "Company"), entered into a License Agreement (the “License Agreement”) with Fresh Start Private Midwest, LLC (the “Licensee”) and Trinity Rx Solutions, LLC. The License Agreement provided, among other things, that (i) the Company would grant to the Licensee the exclusive right to use, sell, and offer for sale, the Naltrexone Implant (the “Product”), as defined in the License Agreement, and to the educational resources, proprietary elements and know-how associated with the Product; and (ii) the Licensee would pay to the Company a monthly license fee.

On September 23, 2014, the Company and the Licensee entered into a Restatement of Sublicense Agreement (the “Restatement”), which fully restates the material terms of the License Agreement. The execution date of the License Agreement shall remain the effective date of the Restatement and all obligations of the parties thereunder.

Exhibits

Not Applicable.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCORRX INC.

Date: September 29, 2014	By:	/s/ Lourdes Felix
Lourdes Felix Chief Financial Officer and Director

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